UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 14, 2017

Global Blood Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37539	27-4825712
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	IRS Employer Identification No.)

171 Oyster Point Blvd., Suite 300

South San Francisco, CA 94080

(Address of principal executive offices)

Registrant’s telephone number, including area code: (650) 741-7700

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☒

Item 1.01	Entry into a Material Definitive Agreement.

On December 15, 2017, Global Blood Therapeutics, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cantor Fitzgerald & Co., as representative of the several underwriters (the “Underwriters”), to issue and sell 2,631,579 shares of common stock of the Company (“Common Stock”) in an underwritten public offering pursuant to a Registration Statement on Form S-3ASR (File No. 333-220127) and a related prospectus and prospectus supplement, in each case filed with the Securities and Exchange Commission (the “Offering”). The public offering price was $38.00 per share of Common Stock. The Company estimates that the gross proceeds from the Offering, before deducting underwriting discounts and commissions and estimated offering expenses payable by the Company, will be approximately $100.0 million. The Offering closed on December 19, 2017. In addition, the Underwriters have a 30-day option to purchase 394,736 additional shares of Common Stock.

The Underwriting Agreement contains customary representations, warranties, covenants and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the Underwriters, including for liabilities under the Securities Act of 1933, as amended, other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Underwriting Agreement were made only for purposes of such agreement and as of specific dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. A copy of the Underwriting Agreement is filed as Exhibit 1.1 to this Current Report on Form 8-K and is incorporated herein by reference. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to such exhibit. A copy of the legal opinion as to the legality of the shares of Common Stock to be issued and sold in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

Item 8.01	Other Events.

On December 14, 2017, the Company issued a press release announcing the commencement of the Offering. On December 15, 2017, the Company issued a press release announcing that it had priced the Offering. Copies of the press releases are filed as Exhibits 99.1 and 99.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement dated December 15, 2017 by and between Global Blood Therapeutics, Inc. and Cantor Fitzgerald & Co., as representative of the several underwriters.

5.1	Opinion of Goodwin Procter LLP.

23.1	Consent of Goodwin Procter LLP (Included in Exhibit 5.1).

99.1	Press Release dated December 14, 2017.

99.2	Press Release dated December 15, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: December 19, 2017

GLOBAL BLOOD THERAPEUTICS, INC.

By:	/s/ Jeffrey Farrow
Jeffrey Farrow
Chief Financial Officer